Exhibit 99.1
FOR IMMEDIATE RELEASE
A. SCHULMAN HOSTS ITS FIRST INVESTOR DAY EVENT
•	Provides an overview of market trends, growth drivers

•	Shares five-year outlook of key financial targets

•	Reaffirms guidance for fiscal year ended August 31, 2010
AKRON, Ohio — September 28, 2010 — A. Schulman, Inc. (Nasdaq-GS: SHLM) today hosted its first investor day event with a group of analysts and investors in New York City. Joseph M. Gingo, Chairman, President and Chief Executive Officer, began the day with a strategic overview, followed by individual presentations by the management team focusing on four strategic profit drivers: new products, continuous improvements, purchasing savings and volume improvements.
“Our actions before and during the recession have improved net income and protected our liquidity,” said Gingo. “We have created a financially stronger company, one with increased profitability and a strengthened global position through new acquisitions and product introductions. The continuing transformation of A. Schulman and the ongoing execution of our business strategy will enable us to meet the aggressive longer-term financial targets we have established for ourselves.”
At the investor event, the Company reaffirmed its fourth-quarter guidance previously issued with its third-quarter earnings release on July 8, 2010. Management continues to expect significant ongoing improvement in the fourth quarter in its North American performance compared with last year, and the Company’s overall performance in Europe continues to show improvement. The Company is expecting fourth-quarter results, excluding the ICO acquisition, to approximate fourth-quarter results in fiscal 2008, which preceded the worst months of the recession. Management also expects ICO to add $0.05 accretion for the year factoring in non-cash depreciation and amortization.
A. Schulman plans to issue its fourth-quarter earnings release on Monday, October 25 after market, and hold its conference call on Tuesday, October 26 at 10 AM ET. Conference call details will be confirmed and announced approximately two weeks prior to the earnings release issue date.
Paul DeSantis, Chief Financial Officer of A. Schulman, reviewed the Company’s long-term financial targets and introduced the use of a “per-pound” metric for predicting future profitability in line with how management views its business. The Company indicated that margins tend to be too volatile and therefore are limited in their ability as a metric to reflect business performance, given fluctuations in raw material pricing. Additionally, significant restructurings and recent acquisitions have made historical comparisons difficult.
DeSantis also noted that, beginning with the fiscal 2011 first quarter ending November 30, 2010, the Company will recast its reporting segments into EMEA (Europe, Middle East and Africa), Americas and Asia/Australia. He said the Company plans to begin providing historical quarterly data on pounds when it issues its earnings results for the fourth quarter of fiscal 2010.

In addition, the Company announced that it has changed the name of its Rotomolding business unit to Specialty Powders to better describe A. Schulman’s products and capabilities in that business.
Long-Term Targets
A. Schulman announced that it projects steady growth during the next several years to result from its focus on its strategic profit drivers and has established the following long-term financial targets:
•	Gross profits: 17.4% of sales, or $0.158 per pound

•	Selling, general & administrative expenses: 3% of sales or $0.097 per pound

•	Operating profit: 6.8% of sales, or $0.062 per pound

•	Net income: 5.0% of sales
Gingo added, “We look forward to providing further updates on our progress toward our financial goals, and we are gratified that more than 30 analysts and investors joined us in person today to hear from our regional leaders and management team. We will continue our commitment to transparency and expect to provide additional opportunities for investors to share in the expertise and insights of our management, financial and operations team.”
Investor Day Presentations on the Web
An archived replay of A. Schulman’s investor day event will be available on the Company’s website at www.aschulman.com , and will be available for 90 days.
About A. Schulman, Inc.
Headquartered in Akron, Ohio, A. Schulman is a leading international supplier of high-performance plastic compounds and resins. These materials are used in a variety of consumer, industrial, automotive and packaging applications. The Company employs about 2,900 people and has 37 manufacturing facilities in North America, South America, Europe and Asia. On April 30, 2010, the Company completed its acquisition of ICO, Inc., a global manufacturer of specialty resins and concentrates for rotomolding and a provider of specialty polymer services. A. Schulman reported revenues of $1.3 billion for the fiscal year ended August 31, 2009, and ICO reported revenues of $300 million for the fiscal year ended September 30, 2009. Additional information about A. Schulman can be found at www.aschulman.com.
Cautionary Note on Forward-Looking Statements
A number of the matters discussed in this document that are not historical or current facts deal with potential future circumstances and developments and may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historic or current facts and relate to future events and expectations. Forward-looking statements contain such words as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which management is unable to predict or control, that may cause actual results, performance or achievements to differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, and that could adversely affect the Company’s future financial performance, include, but are not limited to, the following:
•	worldwide and regional economic, business and political conditions, including continuing economic uncertainties in some or all of the Company’s major product markets;

•	the effectiveness of the Company’s efforts to improve operating margins through sales growth, price increases, productivity gains, and improved purchasing techniques;

•	competitive factors, including intense price competition;

•	fluctuations in the value of currencies in major areas where the Company operates;

•	volatility of prices and availability of the supply of energy and raw materials that are critical to the manufacture of the Company’s products, particularly plastic resins derived from oil and natural gas;

•	changes in customer demand and requirements;

•	effectiveness of the Company to achieve the level of cost savings, productivity improvements, growth and other benefits anticipated from acquisitions and restructuring initiatives;

•	escalation in the cost of providing employee health care;

•	uncertainties regarding the resolution of pending and future litigation and other claims;

•	the performance of the North American auto market; and

•	further adverse changes in economic or industry conditions, including global supply and demand conditions and prices for products.
The risks and uncertainties identified above are not the only risks the Company faces. Additional risk factors that could affect the Company’s performance are set forth in the Company’s Annual Report on Form 10-K and the most recent Form 10-Q. In addition, risks and uncertainties not presently known to the Company or that it believes to be immaterial also may adversely affect the Company. Should any known or unknown risks or uncertainties develop into actual events, or underlying assumptions prove inaccurate, these developments could have material adverse effects on the Company’s business, financial condition and results of operations. This document contains time-sensitive information that reflects management’s best analysis only as of the date of this document. The Company does not undertake an obligation to publicly update or revise any forward-looking statements to reflect new events, information or circumstances, or otherwise. Further information concerning issues that could materially affect financial performance related to forward-looking statements can be found in the Company’s periodic filings with the Securities and Exchange Commission.
SHLM_FN
Contact information:
Jennifer K. Beeman
Director of Corporate Communications & Investor Relations
A. Schulman, Inc.
3550 W. Market St.
Akron, Ohio 44333
Tel: 330-668-7346
email: Jennifer_Beeman@us.aschulman.com

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